UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  May 24, 2007

                               AMASYS Corporation
               (Exact Name of Registrant as Specified in Charter)

	Delaware			0-21555			54-1812385
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
      of Incorporation)                               Identification No.)


625 N. Washington Street, Suite 301, Alexandria, Virginia		    22314
(Address of Principal Executive Offices) 					(Zip Code)


Registrant's telephone number, including area code:	(703) 797-8111


                                 Not Applicable
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

      AMASYS Corporation ("AMASYS" or the "Company") today announced it has received an infusion of $20,000 in order to continue its operations in the near-term. The Company executed a $10,000 note with Private Capital Group, LLC, pursuant to which Private Capital Group, LLC advanced the Company $10,000 at a rate of 10% per annum. Additionally, the Company granted an issuance of 1,000,000 shares of restricted common stock and a warrant to issue an additional 1,000,000 shares of restricted common stock at an exercise price of $0.01 per share as an inducement for Private Capital Group, LLC to make the loan. Private Capita l Group, LLC is affiliated with World Mineral
Corporation, which signed the Agreement and Plan of Share Exchange by and among AMASYS Corporation, World Mineral Corporation and the shareholders of World Mineral Corporation, dated September 26, 2006.

      	Similarly, the Company entered into a note and warrant agreement with its Chairman and Chief Executive Officer, C.W. Gilluly, on the same terms as described above.


Item 9.01.	Financial Statements and Exhibits

(d) 	Exhibits.

Exhibit No.		Description

99.1 Note between AMASYS Corporation and Private Capital Group, Inc., dated May 24, 2007
99.2      Note between AMASYS Corporation and C.W. Gilluly, dated May 24, 2007
99.3 AMASYS Corporation Warrant issued to Private Capital Group, Inc. and C.W. Gilluly

                                   SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

						AMASYS CORPORATION



DATE:  May 30, 2007		By:	/s/ C.W. Gilluly, Ed.D.
						C.W. Gilluly, Ed.D.
						President and Chief Executive Officer